Exhibit 15.2 Consent of Independent Registered Public Accounting Firm We consent to the incorporation by reference in the following Registration Statements of Ferrovial SE: 1) Registration Statement (Form S-8 No. 333- 285402) pertaining to the (i) 2022 Performance-Based Share Plan of Ferrovial SE 2020-2022 for Executive Directors and Senior Management, (ii) 2022 Performance-Based Share Plan of Ferrovial SE 2020-2022 for Executives, (iii) 2023 Performance- Based Share Plan of Ferrovial SE 2023-2025 for Executive Directors and Senior Management, (iv) 2023 Performance-Based Share Plan of Ferrovial SE 2023-2025 for Executives, (v) 2024 Performance-Based Share Plan of Ferrovial SE 2023-2025 for Executive Directors and Senior Management, (vi) 2024 Performance-Based Share Plan of Ferrovial SE 2023-2025 for Executives, and (vii) Plan to receive remuneration through the delivery of Ferrovial SE Shares 2025-2029, 2) Registration Statement (Form S-8 No. 333- 291116) pertaining to the Director Share Plan of Ferrovial SE; of our report dated February 27, 2025, with respect to the consolidated financial statements of Ferrovial SE (formerly, Ferrovial, S.A.) included in this Annual Report (Form 20-F) of Ferrovial SE for the year ended December 31, 2025. /s/Ernst & Young, S.L. Madrid, Spain February 25, 2026